Exhibit 99.3

Instructions To Registered Holder and/or
Book-Entry Transfer Facility Participant
from Beneficial Owner
of

GenOn Energy, Inc.

Offer to Exchange
9.500% Senior Notes due 2018 and 9.875% Senior Notes due 2020, which have been registered under the
Securities Act of 1933, as amended,
for any and all outstanding 9.500% Senior Notes due 2018
144A Notes (CUSIP 37244D AA7 and ISIN US37244DAA72)
Regulation S Notes (CUSIP U3720G AA2 and ISIN USU3720GAA23)
and 9.875% Senior Notes due 2020
144A Notes (CUSIP 37244D AD1 and ISIN US37244DAD12)
Regulation S Notes (CUSIP U3720G AB0 and ISIN USU3720GAB06)

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the prospectus, dated          , 2011 (the “Prospectus”), of GenOn Energy, Inc. (the “Issuer”) and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Issuer’s offer to exchange (the “Exchange Offer”) up to $675,000,000 aggregate principal amount of the Issuer’s 9.500% Senior Notes due 2018 and $550,000,000 aggregate principal amount of the Issuer’s 9.875% Senior Notes due 2020 (collectively, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like aggregate principal amount of the Issuer’s outstanding 9.500% Senior Notes due 2018 and 9.875% Senior Notes due 2020 (collectively, the “Restricted Notes”). Capitalized terms used but not defined in these instructions have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Restricted Notes held by you for the account of the undersigned.

The aggregate face amount of the Restricted Notes held by you for the account of the undersigned is (fill in amount):

U.S. $      of the 9.500% Senior Notes due 2018.

U.S. $      of the 9.875% Senior Notes due 2020.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER ALL of the Restricted Notes held by you for the account of the undersigned.

☐	TO TENDER the following face amount of the Restricted Notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered (if any)):

U.S. $      of the 9.500% Senior Notes due 2018.

U.S. $      of the 9.875% Senior Notes due 2020.

☐	NOT TO TENDER any Restricted Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Restricted Notes held by you for the account of the undersigned, it is understood that you are authorized:

(a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

(i) the undersigned’s principal residence is in the state of (FILL IN STATE)          ;

(ii) the undersigned has full power and authority to tender, exchange, assign and transfer the Restricted Notes tendered, and the Issuer will acquire good and unencumbered title to the Restricted Notes being tendered, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim, when the Restricted Notes are accepted by the Issuer;

(iii) the undersigned is acquiring the Exchange Notes in exchange for Restricted Notes in the ordinary course of business;

(iv) the undersigned is not engaging in and does not intend to engage in (nor has it entered into any arrangement or understanding with any person to participate in) a distribution of the Exchange Notes within the meaning of the federal securities laws;

(v) the undersigned is not an “affiliate,” as defined under Rule 405 of the Securities Act, of the Issuer;

(vi) the undersigned is not a broker-dealer tendering Restricted Notes directly acquired from the Issuer for its own account;

(vii) the undersigned represents, certifies and acknowledges, for the benefit of the Issuer, that, if it is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes (1) the Restricted Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making or other trading activities, (2) it has not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the Exchange Notes and (3) it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes by so representing and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

(viii) the undersigned is not acting on behalf of any person or entity that could not truthfully make the foregoing representations; and

(b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(c) to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Restricted Notes.

If the undersigned tenders in the exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes, is an affiliate of the Issuer or is a broker or dealer who acquired Restricted Notes directly from the Issuer, the undersigned cannot participate in the exchange offer and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988) or similar interpretive letters; and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

3